Exhibit 10.2

EQUITY AWARD AGREEMENT

This Equity Award Agreement (this “Agreement”) is entered into as of November 16th, 2025, by and between Duos Technologies Group, Inc., a Florida corporation (the “Company”), and Leah F. Brown (the “Grantee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has made the equity awards specified below to the Grantee pursuant to the terms of the Duos Technologies Group, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do agree as follows;

1. Grant Award of Restricted Stock. The Company hereby awards, subject to the terms of this Agreement and the Plan, 150,000 shares of the authorized shares of common stock of the Company, subject to the restrictions connected herein (the “Restricted Stock”). In order to accept the grant of the Restricted Stock hereunder, the Grantee must deliver to the Company:

(a) This Agreement, duly executed;

(b) His Employment Agreement, dated as of the date hereof, between the Company and the Grantee (the “Employment Agreement”), duly executed; and

2. Vesting. Subject to the terms hereof and the Plan, all of the Restricted Stock shall vest on December 31, 2028 (the “Vesting Date”), subject to the Grantee continuing to provide services as an employee of the Company or a Related Corporation through such date. Except as provided herein, none of the Restricted Stock shall vest prior to the Vesting Date.

3. Forfeiture of Restricted Stock. Subject to Section 4, notwithstanding any other provision of this Agreement, all of the Restricted Stock granted hereunder shall be forfeited by the Grantee and canceled in the event any of the following events occur prior to the Vesting Date:

(a) The termination of the Grantee's employment with the Company for Cause or without Good Reason, as such terms are defined in the employment agreement of such Grantee, or if such term or terms is not defined in the employment agreement or there is not an employment agreement as amended or if the Company discovers or becomes aware after termination of the Grantee’s employment of conduct by the Grantee during employment that would have constituted Cause; or

(b) The occurrence of any one or more of the following:

(i) The Grantee purchases or sells securities of the Company without written authorization in accordance with the Company’s insider trading policy then in effect, if any;

(ii) The Grantee (A) discloses, publishes or authorizes anyone else to use, disclose or publish, without the prior written consent of the Company, any proprietary or confidential information of the Company, including, without limitation, any information relating to existing or potential customers, business methods, financial information, trade or industry practices, sales and marketing strategies, employee information, vendor lists, business strategies, intellectual property, trade secrets or any other proprietary or confidential information or (B) directly or indirectly uses any such proprietary or confidential information for the individual benefit of the Grantee or the benefit of a third party;

(iii) The Grantee fails to reasonably cooperate to effect a smooth transition of the Grantee’s duties and to ensure that the Company is apprised of the status of all matters the Grantee is handling or is unavailable for consultation after termination of employment of the Grantee if such availability is a condition of any agreement to which the Company and the Grantee are parties;

(iv) The Grantee fails to assign all of such Grantee’s rights, title and interest in and to any and all ideas, inventions, formulas, source codes, techniques, processes, concepts, systems, programs, software, computer data bases, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable or subject to copyright or trademark or trade secret protection, developed and produced by the Grantee used or intended for use by or on behalf of the Company or the Company’s clients;

(v) The Grantee acts in a disloyal manner to the Company, such as making comments, whether oral or in writing, that tend to disparage or injure (i) the reputation or business of the Company or its Affiliates, or is likely to result in discredit to, or loss of business, reputation, or goodwill of, the Company or its Affiliates or (ii) its directors, officers, or stockholders; or

(vi) A finding by the Board that the Grantee has acted against the interests of the Company or in a manner that has or may have a detrimental effect on the Company.

4. Accelerated Vesting. If, prior to the Vesting Date, any of the following events occurs, all of the Restricted Stock granted hereunder shall be deemed to be fully vested as of the date of such event (provided that the Grantee has continued to provide services as an employee of the Company or a Related Corporation through the date of such event):

(a) The Grantee becomes disabled (as defined in the Employment Agreement, as it may be amended, or any other agreement between the Grantee and the Company or any Related Corporation);

(b) The Grantee dies;

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(c) The Company or any Related Corporation terminates the services provided by the Grantee to the Company and all Related Corporations (if any) without Cause (as defined in the Employment Agreement, as it may be amended, or any other agreement between the Grantee and the Company or any Related Corporation);

(d) The Grantee terminates the services provided by him to the Company and all Related Corporations (if any) for Good Reason (as defined in the Employment Agreement, as it may be amended, or any other agreement between the Grantee and the Company or any Related Corporation); or

(e) The consummation, after the date hereof, pursuant to a transaction or series of related transactions, of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) (other than any individual, entity or group named as a 5% Beneficial Holder in the beneficial ownership table in the Company’s Proxy Statement dated August 16, 2024 (or any affiliate thereof))  of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) a merger of the Company into or consolidation of the Company with any other entity, or a merger by another entity into or a consolidation of another entity with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) a sale or transfer by the Company of all or substantially all of its assets to another entity and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof.

5. Transfer. Prior to any vesting in full of the Restricted Stock, the Grantee may not transfer, sell, gift, dispose of, assign or pledge, whether voluntarily or involuntarily, any of the Restricted Stock.

6. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Company that:

(a) She is an Accredited Investor, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended;

(b) She is familiar with all aspects of the Company and its business, financial condition, operations, and prospects and has reviewed all of the Company’s filings with the Securities and Exchange Commission; and

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(c) She has received no representation or warranty from the Company or anyone acting on the Company’s behalf.

7. Section 83(b) Election. The Grantee is eligible to make an election under Section 83(b) of the Code with respect to his initial receipt of the Restricted Stock, in the form attached hereto as Exhibit B, within thirty (30) days of the issuance of such Restricted Stock and agrees to promptly provide a copy of any such election to the Company. The Grantee hereby acknowledges that if the Grantee makes this election, to the extent determined necessary by the Grantee, he will have reviewed with his own tax advisors the tax consequences of this Award Agreement, the grant and its surrounding circumstances, and the terms and structure of the Grantee’s ownership of the Restricted Stock, and is relying solely on such advisors and not on any statements or representations of the Company or any of its subsidiaries or agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as result of the transactions contemplated by this Award Agreement or relating in any manner to the Restricted Stock.

8. Miscellaneous.

(a) Tax Withholding. The Company shall have the right to deduct (or cause the deduction) from any payments due to the Grantee, any taxes required by law to be withheld with respect to the Restricted Stock. The Grantee hereby indemnifies and holds harmless the Company and its affiliates for all U.S. federal and applicable state and local taxes, interest, penalties, and other additions thereto in connection with the grant of the Restricted Stock.

(b) Amendments, Waiver. This Award Agreement may only be amended by the written consent of the parties to this Award Agreement at the time of such amendment. Either party’s failure to enforce any of the provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Award Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other available legal remedy.

(c) No Fiduciary Relationship. This Award Agreement shall not establish any fiduciary relationship between the Company or the Grantee.

(d) Governing Law. This Award Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to any conflicts of laws rules or principles that would result in the application of the laws of any other jurisdiction.

(e) Validity. If any provision of this Award Agreement is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Award Agreement shall remain in full force and effect.

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(f) No Right of Employment. Nothing in this Award Agreement shall confer on the Grantee any right to continue in the employ of the Company or any of its subsidiaries or limit in any way the right of the Company or any of its subsidiaries to terminate the Grantee’s employment at any time, with or without cause subject to the terms of the Employment Agreement, as it may be amended.

(g) Entire Agreement; Counterparts. This Award Agreement and the Plan constitute the entire agreement of the parties with respect to the Restricted Stock and supersede all prior undertakings and agreements with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Award Agreement, that are not fully expressed herein and the Plans. This Award Agreement may be executed and delivered in multiple counterparts, including by electronic signature and/or delivery method, all of which shall be considered one and the same agreement.

(h) Further Assurances. Each party to this Award Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Award Agreement.

(i) Construction. Whenever used in this Award Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections herein have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(j) Successors. The rights and obligations of the Company under this Award Agreement shall be transferable to any successor to all or substantially all of its business. Except as otherwise contemplated herein, the rights and obligations of the Grantee under this Award Agreement may only be assigned with the prior written consent of the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of date first written above.

COMPANY

DUOS TECHNOLOGIES GROUP, INC.

By:	/s/ Charles P. Ferry
Name: Charles P. Ferry
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of date first written above.

GRANTEE:

/s/ Leah Brown
Printed Name: Leah Brown

ADDRESS:

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Email: XXXXXXXXXXXXXXX

ATTACHMENT 1

None.